UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 19, 2017

(Date of Earliest Event Reported)

West Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35846	47-0777362
(Commission File Number)	(I.R.S. Employer Identification No.)

11808 Miracle Hills Drive, Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 963-1200

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Agreement

On September 19, 2017, West Corporation (“West” or the “Company”) entered into Supplemental Indenture No. 5, dated as of September 19, 2017, by and between the Company and The Bank of New York Mellon Trust Company, as trustee (the “Supplemental Indenture”). The Supplemental Indenture amends that certain Indenture, dated as of July 1, 2014 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance of the Company’s 5.375% Senior Notes due 2022 (the “Notes”).

As previously disclosed, on May 9, 2017, the Company entered into an Agreement and Plan of Merger (as amended, supplemented, waived or otherwise modified from time to time, the “Merger Agreement”), by and among Mount Olympus Holdings, Inc., a Delaware corporation, Olympus Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and the Company. In connection with the transactions contemplated by the Merger Agreement, on September 6, 2017, Merger Sub launched a tender offer to purchase any and all outstanding Notes and a consent solicitation in respect of certain proposed amendments to the Indenture. The Supplemental Indenture was entered into in connection with that tender offer and consent solicitation following receipt of the requisite tenders and consents from holders of a majority of the aggregate principal amount of the Notes outstanding, as of 5:00 p.m., New York City time, on Tuesday, September 19, 2017. The Supplemental Indenture, when it becomes operative, will effect the amendments to the Indenture proposed in connection with the tender offer and consent solicitation, which amendments will eliminate substantially all of the restrictive covenants and eliminate or modify certain reporting obligations, certain events of default and related provisions contained in the Indenture. The amendments to the Indenture will not become operative until the tendered Notes are accepted for purchase by Merger Sub, pursuant to the terms of the tender offer and consent solicitation. After the amendments to the Indenture become operative, Notes that were not tendered or were not purchased in the tender offer and consent solicitation will remain outstanding and will be subject to the terms of the Indenture as modified by the Supplemental Indenture.

The foregoing description of the Supplemental Indenture and the amendments contained therein does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03.	Material Modification of Rights to Security Holders.

The information set forth in Item 1.01 is incorporated by reference herein as such information relates to the Notes.

Item 7.01.	Regulation FD Disclosure.

On September 19, 2017, Merger Sub issued a press release announcing the receipt of the requisite consents in connection with Merger Sub’s tender offer and consent solicitation with respect to the Notes. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

The closing of the transaction contemplated by the Merger Agreement is expected to take place in the first half of October 2017 subject to the approval of the California Public Utility Commission and satisfaction of other customary closing conditions.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1	Supplemental Indenture, dated as of September 19, 2017, by and between West Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee.

99.1	Press Release issued by Olympus Merger Sub, Inc., dated September 19, 2017.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Supplemental Indenture, dated as of September 19, 2017, by and between West Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee.

99.1	Press Release issued by Olympus Merger Sub, Inc., dated September 19, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CORPORATION

Dated: September 20, 2017	By:	/s/ Jan D. Madsen
Jan D. Madsen
Chief Financial Officer